Exhibit 16.1

ERNST & YOUNG LLP

Ernst & Young LLP

5 Times Square

New York, New York 10036-6530

Phone: (212) 773-3000

www.ey.com

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated November 29, 2005 of Cambridge Display Technology, Inc. and are in agreement with the statements contained therein except that we have no direct knowledge as to the approval of the full Board of Directors.

/s/ Ernst & Young LLP

New York, New York

November 29, 2005